Fiscal Year 2022, First Quarter July 30, 2021 EARNINGS CALL PRESENTATION

2 HORACIO ROZANSKI President and Chief Executive Officer LLOYD HOWELL, JR. Chief Financial Officer and Treasurer RUBUN DEY Director of Investor Relations CALL PARTICIPANTS

3 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted EPS, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Full Year FY22 Guidance,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2022. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

4 KEY FINANCIAL RESULTS FIRST QUARTER FISCAL YEAR 2022 RESULTS (1) Comparisons are to prior fiscal year. FIRST QUARTER (1) Revenue $2.0 billion +1.7% Revenue, Excluding Billable Expenses $1.4 billion +1.9% Adjusted EBITDA $238 million +11.8% Adjusted EBITDA Margin on Revenue 12.0% +9.9% Net Income $92 million (28.8)% Adjusted Net Income $146 million +12.3% Diluted EPS $0.67 (27.2)% Adjusted Diluted EPS $1.07 +15.1% Net Cash (Used In) Operating Activities $(11) million (107.6)%

5 $22.0 HISTORICAL BACKLOG & BOOK-TO-BILL (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10-K for the fiscal year ended March 31, 2021; totals may not sum due to rounding. (2) Backlog presented includes backlog acquired from the Company's acquisition of Liberty IT Solutions, LLC made during the three months ended June 30, 2021. Total backlog acquired from Liberty was approximately $2.2 billion as of June 30, 2021. BACKLOG ($ IN BILLIONS) (1)(2) BOOK-TO-BILL TRENDS $21.4 $20.5 $19.3 $19.9 $22.9 $22.0 $20.7 $23.0 $24.6 $23.3 $24.0 $26.8 $4.2 $3.5 $3.4 $3.2 $4.4 $3.5 $3.4 $3.4 $4.5 $3.6 $3.5 $3.5 $4.8 $4.5 $3.7 $4.4 $5.4 $5.3 $4.5 $4.7 $6.2 $6.0 $6.1 $9.0 $12.4 $12.4 $12.2 $12.3 $13.2 $13.1 $12.8 $14.8 $13.9 $13.7 $14.4 $14.3 Funded Unfunded Priced Options 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 3.66x 0.45x 0.36x 1.29x 2.68x 0.48x 0.38x 2.17x 1.77x 0.32x 1.38x 1.30x Quarterly Book-to-Bill LTM Book-to-Bill 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Our multi-year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions
- In Q1 FY22, we deployed approximately $889 million:
  - $52 million through quarterly dividends;
  - $111 million through share repurchases; and
  - $725 million through our acquisition of Liberty IT Solutions, prior to adjustments; $2 million investment in Latent AI
- The Board authorized a regular dividend of 37 cents per share payable on August 31st to stockholders of record on August 16th
- Our capital allocation priorities remain: operating needs, quarterly dividend, strategic M&A, share repurchases, and debt repayment

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)[1]


$119.3
$75.5
$43.8
$73.0
$30.0
$43.0
$142.2
$72.2
$27.1
$43.0
$236.7
$185.5
$51.2
$889.4
$726.4
$111.4
$51.6
1Q21
2Q21
3Q21
4Q21
1Q22
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)[1]


$392.1
$19.1
$269.6
$103.4
$364.2
$250.0
$114.2
$333.2
$186.6
$146.6
$571.3
$72.2
$318.1
$181.1
$1,334.1
$798.6
$354.0
$181.5
FY18
FY19
FY20
FY21
LTM
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

(1) Totals may not sum due to rounding.
(2) Includes share repurchases transacted but not settled and paid.
(3) Represents payments for business acquisitions, net of cash acquired.
(4) Total amount of capital deployed for Q3 FY21 and FY21 does not include ~$2 million in applicable fees related to our minority investment in Tracepoint.

6

7 FINANCIAL OUTLOOK REAFFIRMING FULL YEAR FY22 GUIDANCE OPERATING PERFORMANCE Revenue Growth 7.0 – 10.0% Adjusted EBITDA Margin on Revenue Mid 10% Adjusted Diluted EPS(1) $4.10 – $4.30 Net Cash Provided by Operating Activities $800 – $850 million (1) Assumes an effective tax rate of 22–24%; an average share count of 134–137 million, and interest expense of $92-95 million.

8 FY22 ADEPS WALK REAFFIRMING FY22 ADEPS GUIDANCE April FY22 ADEPS Guidance $4.10 - $4.30 Bond Interest ~$(0.09) Operational, Other Below-the-Line Items (e.g., Tax, Share Count) $0.09 July FY22 ADEPS Guidance(1) $4.10 - $4.30 (1) Reaffirming our FY22 guidance, which now includes the added interest expense related to the issuance of $500 million of senior notes in Q1 FY22.

9 FY22 INCOME TAX DRIVERS REAFFIRMING EFFECTIVE TAX RATE BRIDGE FROM FY21 TO FY22 FY21 Effective Tax Rate on an Adjusted Diluted EPS Basis 20.1% Puts and Takes: '– Marginal tax rate on incremental pretax income(1) +~0.5 – 1.0% '– State and local income tax credits(2) +~0.5 – 1.0% '– Other discrete items(3) +~1.0 – 2.0% FY22 Expected Annual Effective Tax Rate(4) 22.0 – 24.0% NOTES: (1) As the Company's federal/state statutory tax rate is higher than its effective tax rate, a higher marginal tax rate is applied to incremental forecasted pre- tax income, which increases the overall effective tax rate year over year. (2) The Company expects to realize lower state and local tax credits during FY22, predominantly due to the impact of COVID-19 and the ability to generate wage and other credits in various jurisdictions due to teleworking. (3) During Q3 FY21, the Company released $10.2 million in reserves for uncertain tax positions related to an acquired subsidiary, due to the expiration of the statute of limitations. (4) The estimated annual effective tax rate guidance does not take into account potential tax headwinds that could occur, including any impacts of corporate tax rate reform.

10 APPENDIX

11 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before financing transaction costs, supplemental employee benefits due to COVID-19, and acquisition-related costs, including significant acquisition amortization. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including financing transaction costs, supplemental employee benefits due to COVID-19, and acquisition-related costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. We prepare Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) acquisition costs, (ii) financing transaction costs, (iii) supplemental employee benefits due to COVID-19, (iv) significant acquisition amortization, (v) release of income tax reserves, and (vi) amortization or write- off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our consolidated financial statements in our Form 10-K for the fiscal year ended March 31, 2021. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment, and software.

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
	(Unaudited)	
Revenue, Excluding Billable Expenses		
Revenue	$ 1,989,066	$ 1,956,453
Less: Billable expenses	555,545	549,077
Revenue, Excluding Billable Expenses	$ 1,433,521	$ 1,407,376
Adjusted Operating Income		
Operating Income	$ 141,257	$ 191,887
Acquisition costs (a)	66,789	—
Financing transaction costs (b)	2,348	—
COVID-19 supplemental employee benefits (c)	—	342
Significant acquisition amortization (d)	2,658	—
Adjusted Operating Income	$ 213,052	$ 192,229
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses		
Net income	$ 92,102	$ 129,329
Income tax expense	27,352	41,487
Interest and other, net (e)	21,803	21,071
Depreciation and amortization	27,745	20,732
EBITDA	169,002	212,619
Acquisition costs (a)	66,789	—
Financing transaction costs (b)	2,348	—
COVID-19 supplemental employee benefits (c)	—	342
Adjusted EBITDA	$ 238,139	$ 212,961
Adjusted EBITDA Margin on Revenue	12.0 %	10.9 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	16.6 %	15.1 %
Adjusted Net Income		
Net income	$ 92,102	$ 129,329
Acquisition costs (a)	66,789	—
Financing transaction costs (b)	2,348	—
COVID-19 supplemental employee benefits (c)	—	342
Significant acquisition amortization (d)	2,658	—
Release of income tax reserves (f)	—	(29)
Amortization and write-off of debt issuance costs and debt discount	887	454
Adjustments for tax effect (g)	(18,897)	(199)
Adjusted Net Income	$ 145,887	$ 129,897
Adjusted Diluted Earnings Per Share		
Weighted-average number of diluted shares outstanding	136,392,343	139,172,454
Adjusted Net Income Per Diluted Share (h)	$ 1.07	$ 0.93
Free Cash Flow		
Net cash (used in) provided by operating activities	$ (10,662)	$ 140,418
Less: Purchases of property, equipment, and software	(9,008)	(20,058)
Free Cash Flow	$ (19,670)	$ 120,360

(a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Acquisition costs primarily include costs associated with (i) due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees associated with the completion of the acquisition of Liberty IT Solutions, LLC ("Liberty")

(b) Reflects expenses associated with debt refinancing activities incurred during the first quarter of fiscal 2022.

(c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

(d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty for the first quarter of fiscal 2022.

(e) Reflects the combination of Interest expense and Other (expense) income, net from the condensed consolidated statement of operations.

(f) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(h) Excludes adjustments of approximately $0.5 million and $0.6 million of net earnings for the three months ended June 30, 2021 and 2020, associated with the application of the two-class method for computing diluted earnings per share.

12

NON-GAAP FINANCIAL INFORMATION

Unaudited Non-GAAP Financial Information

$ in thousands, except for shares and per share data

	FY2018	FY2019	FY2020	FY2021
Revenue, Excluding Billable Expenses				
Revenue	$ 6,167,600	$ 6,704,037	$ 7,463,841	$ 7,858,938
Billable Expenses	1,861,312	2,004,664	2,298,413	2,325,888
Revenue, Excluding Billable Expenses	$ 4,306,288	$ 4,699,373	$ 5,165,428	$ 5,533,050
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue				
Net income	$ 301,692	$ 418,529	$ 482,603	$ 608,958
Income tax (benefit) expense	128,344	96,874	96,831	53,481
Interest and other, net [a]	89,687	86,991	89,768	91,932
Depreciation and amortization	64,756	68,575	81,081	84,315
EBITDA	584,479	670,969	750,283	838,686
Transaction expenses [b]	—	3,660	1,069	—
COVID-19 supplemental employee benefits [c]	—	—	2,722	577
Acquisition costs [d]	—	—	—	411
Adjusted EBITDA	$ 584,479	$ 674,629	$ 754,074	$ 839,674
Adjusted EBITDA Margin on Revenue	*9.5 %*	*10.1 %*	*10.1 %*	*10.7 %*
Adjusted Net Income				
Net income	$ 301,692	$ 418,529	$ 482,603	$ 608,958
Transaction expenses [b]	—	3,660	1,069	—
COVID-19 supplemental employee benefits [c]	—	—	2,722	577
Research and development tax credits [e]	—	—	(38,395)	(2,928)
Release of income tax reserves [f]	—	(462)	(68)	(29)
Remeasurement of deferred tax assets/liabilities [g]	(9,107)	(27,908)	—	(76,767)
Adjustments for tax effect [h]	(969)	(1,711)	(1,608)	(4,324)
Loss on debt extinguishment [i]	—	—	—	13,239
Acquisition cost [d]	—	—	—	411
Adjusted Net Income	$ 291,616	$ 392,108	$ 448,718	$ 541,539
Adjusted Diluted Earnings per Share				
Weighted-average number of diluted shares outstanding	147,750,022	143,156,176	141,238,135	138,703,220
Adjusted Net Income per Diluted Share [j]	$ 1.97	$ 2.74	$ 3.18	$ 3.90

(a) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(b) Fiscal 2019 reflects debt refinancing costs associated with the refinancing transaction consummated on July 23, 2018. Fiscal 2020 reflects debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.

(c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

(d) Represents certain costs incurred related to acquisition efforts of the Company, including legal and other professional fees.

(e) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 and 2020 related to an increase in research and development credits available for fiscal years 2016 to 2019 and fiscal years 2016 to 2020, respectively.

(f) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(g) Fiscal 2021 reflects the income tax benefit associated with tax losses generated during fiscal 2021 as a result of a change in certain tax methods of accounting. The Company intends to carry these losses back to fiscal 2016 and subsequent periods under the Coronavirus Aid, Relief and Economic Security Act and has re-measured the fiscal 2021 loss accordingly. Fiscal 2019 and 2018 reflect the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act.

(h) The fiscal 2018 adjustment is reflected using an assumed effective tax rate of 36.5%, and fiscal 2019, 2020, and 2021 adjustments are reflected using an assumed effective tax rate of 26%, which approximate the blended federal and state tax rates for fiscal 2018, 2019, and 2020 respectively, and consistently exclude the impact of other tax credits and incentive benefits realized.

(i) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% Senior Notes due 2025 (the "2017 Senior Notes").

(j) Excludes adjustments associated with the application of the two-class method for computing diluted earnings per share.

13

14 FINANCIAL RESULTS – KEY DRIVERS First Quarter Fiscal 2022 – Below is a summary of the key factors driving results for the fiscal 2022 first quarter ended June 30, 2021 as compared to the prior year period: • Revenue increased by 1.7% to $2.0 billion and Revenue, Excluding Billable Expenses increased 1.9% to $1.4 billion, primarily driven by sustained client demand and headcount to meet that demand, primarily offset by higher than normal staff utilization in the comparable prior year period driven by fewer paid time off ("PTO") days taken by our employees which resulted in increases in our direct labor and corresponding generation of revenue. • Operating income decreased 26.4% to $141.3 million and Adjusted Operating Income increased 10.8% to $213.1 million. The decrease in operating income was primarily driven by $66.8 million of acquisition costs related to the acquisition of Liberty IT, Solutions LLC ("Liberty") in the first quarter of fiscal 2022. These decreases were partially offset by strong contract performance and cost management of unallowable spending. The increase in Adjusted Operating Income was primarily driven by the same factors driving revenue growth. • Net income decreased 28.8% to $92.1 million and Adjusted Net Income increased 12.3% to $145.9 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. • EBITDA decreased 20.5% to $169.0 million and Adjusted EBITDA increased 11.8% to $238.1 million. These increases were due to the same factors as operating income and Adjusted Operating Income. • Diluted EPS decreased to $0.67 from $0.92 and Adjusted Diluted EPS increased to $1.07 from $0.93. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as a lower share count in the first quarter of fiscal 2022. • As of June 30, 2021, total backlog was $26.8 billion, an increase of 16.5%. Funded backlog was $3.5 billion, an increase of 1.6%. • Net cash used in operating activities was $10.7 million for the quarter ended June 30, 2021 as compared to net cash provided by operating activities of $140.4 million in the prior year period. The decrease in operating cash flows was primarily driven by lower collections on accounts receivable, largely attributable to timing around receivables associated with the integration of our new enterprise financial system, as well as approximately $66.8 million of acquisition costs incurred and paid during the first quarter of fiscal 2022, primarily associated with our acquisition of Liberty. These impacts were partially offset by lower disbursements in the first quarter of 2022. Free Cash Flow was $(19.7) million for the three months ended June 30, 2021 as compared to $120.4 million in the prior year period. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, as well as a decrease in capital expenditures driven by lower facilities expenses reflecting the investment towards technology and tools needed to support the virtual work environment. We continue to modernize our corporate information technology infrastructure, including the implementation of our new financial management systems on April 1, 2021.